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                                                                  EXHIBIT 10.14



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 9, 1996 by and between Bikers Dream, Inc. (the "Company") and Donald
J. Duffy ( "Officer").

                                  WITNESSETH:

         WHEREAS, the Company and Officer desire to enter into this Agreement to assure the Company and the Officer of the continuing service of Officer and to set forth the terms and conditions of Officer's employment with the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

         1. Term. The Company agrees to employ Officer and Officer hereby accepts such employment, in accordance with the terms of this Agreement, commencing September 9, 1996 and ending September 8, 1998 unless this Agreement is earlier terminated as provided herein.

         2. Services and Exclusivity of Services. So long as this Agreement shall continue in effect, Officer shall devote a reasonable amount of his business time, energy and ability to the business, affairs and interests of the Company and its affiliates or subsidiaries ("Affiliates") and matters related thereto to promote the Company's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board of Directors of the Company. The Company acknowledges that Officer has significant outside business interests that impact his ability to devote his full business time to his duties hereunder.

         3. Duties and Responsibilities. Officer shall serve as Co-Chief Executive Officer of the Company for the duration of this Agreement. Officer duties and responsibilities shall be generally consistent with such title, subject to limitations on his availability described in Section 2 hereof. Officer shall report directly to the Board of Directors of the Company and shall be subject to the direction of the Board of Directors and to such limits on Officer's authority as the Board of Directors may from time to time impose.

         4.      Compensation

         (a) No Compensation. During the term of this Agreement, the Company will pay Officer no salary.

         (b) No Benefits. Officer shall not be entitled to any rights and benefits for which Officer is otherwise eligible under any bonus plan, incentive, participation or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other
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plan or benefit that the Company or its Affiliates may provide for employees generally as from time to time in effect, except for any as may be specifically approved by the Board of Directors from time to time.

         (c) Perquisites. Officer shall be entitled to select one new or used motorcycle from inventory each twelve-month period, title to which shall then be conveyed to Officer.

         (d) Options. Officer shall be granted options to purchase 200,000 shares of the Company's common stock at an exercise price of $1.05 per share, such options to be exercisable for two years, with a cashless exercise feature, and shall not be terminable notwithstanding any termination of this Agreement for any reason. The shares underlying such options shall have piggyback registration rights on the next registration statement to be filed by the Company covering the registration of shares for resale.

         5. Termination. This Agreement and all obligations hereunder, except the obligations contained in Section 7, which shall survive any termination hereunder, shall terminate upon the earliest to occur of any of the following:

         (a) Expiration of Term. The expiration of the term provided for in Section 1 or the voluntary termination by Officer.

         (b) Death or Disability of Officer. For the purposes of this Agreement, disability shall mean the absence of Officer performing Officer's duties with the Company for a period of 6 months, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Officer or Officer's legal representative (such agreement as to acceptability not to be withheld unreasonably). If Officer shall become disabled, Officer's employment may be terminated by written notice from the Company to Officer.

         (c) For Cause. The Company may terminate Officer's employment hereunder for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following:

         (i) Officer's material breach of any of the duties and response (other than as a result of incapacity due to Officer's disability), or breach of Officer's fiduciary duty as those terms are defined by the California Labor Code;

         (ii) Officer's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for a felony;

         (iii) Officer's commission of an act of fraud, as determined by a court of competent jurisdiction after all appeals have been exhausted, upon the Company.





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         (iv)    Officer's willful failure or refusal to perform Officer's
duties or responsibilities under this Agreement or Officer's material violation of any duty of loyalty to the Company or a breach of Officer's fiduciary duty as those terms are defined by the California Labor Code.

       Notwithstanding the foregoing, Officer shall not be terminated for cause pursuant to clauses (i) through (iv) of this Section 5(c) unless and until Officer has received notice of a proposed termination for cause and Officer has had an opportunity to be heard before at least a majority of members of the Board of Directors. Officer shall be deemed to have had such an opportunity if given written or telephonic notice at least 72 hours in advance of a meeting.

         (d)     Without Cause.  Notwithstanding any other provision of this
Section 5, the Board shall have the right to terminate Officer's employment with the Company without cause at any time, provided that the Company shall first permit the Officer to select one new or used motorcycle in addition to the motorcycles provided for in Section 4(c) above.

         6. Business Expenses. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Officer promptly for reasonable business expenditures (including travel, entertainment, parking, business meetings, and professional dues but not the costs of or dues associated with maintaining club memberships) made and substantiated in accordance with policies, practices and procedures established from time to time by the Company

         7. Indemnity. To the fullest extent permitted by applicable law and the bylaws of the Company, as from time to time in effect, the Company shall indemnify Officer and hold Officer harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Officer (provided the same may be obtained at reasonable cost) under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent the Company will pay all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Officer in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Officer by reason of Officer's service as an officer or agent of the Company or of any Affiliate of the Company. The parties understand and agree that this does not reduce or modify any and all statutory or common law duties to indemnify Officer in the course or scope of his employment.

         8. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.





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         9.      Succession, This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement, by operation of law or otherwise. The obligations and duties of Officer hereunder are personal and otherwise not assignable. Officer's obligations and representations under this Agreement will survive the termination of Officer's employment, regardless of the manner of such termination.

         10. Notices. Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal office at:

                                  Bikers Dream, Inc.
                                  1420 Village Way
                                  Santa Ana, CA 92705
                                  Attention:  Controller

         with a copy to:          Rowland W. Day II
                                  Day Campbell & McGill
                                  3070 Bristol, Suite 650
                                  Costa Mesa, California 92626

         with a copy to:          Donald J. Duffy
                                  Meyer, Duffy & Associates
                                  237 Park Avenue, 8th Floor
                                  New York, New York 10017

or at such other address as the Company may from time to time in writing designate, and if to Officer at such address as Officer may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in this Section 10 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

         11. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Officer's employment by the Company, other than option or warrant agreements or other agreements not inconsistent herewith.

         12. Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.





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         13.     Waiver, No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

         14. Governing Law. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California.

         15. Attorneys' Fees. If any litigation shall occur between Officer and the Company which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, each party in such litigation shall bear its own expenses, including attorneys' fees and costs.

         16. Withholdings. All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

         17. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

         18. Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY

                                        Bikers Dream, Inc.

                                        /s/ ROWLAND W. DAY II
                                        -----------------------------------
                                        By:  ROWLAND W. DAY II

                                        Its  Co-CEO
                                             ------------------------------

                                        OFFICER

                                        /s/ DONALD J. DUFFY
                                        -----------------------------------
                                        DONALD J. DUFFY





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